Exhibit 99.1

      Executive Officers, Directors & Controlling Persons of Media General


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Name                        Residence or Business         Present Employment/Employer           NTN Common Stock
                            Address                                                             Holdings
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

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Directors of Media General
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O. Reid Ashe, Jr.           333 East Franklin Street      President and Chief Operating           none
                            Richmond, Virginia 23219      Officer of Media General

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J. Stewart Bryan III(a)     333 East Franklin Street      Chairman and Chief Executive            none
                            Richmond, Virginia 23219      Officer of Media General
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Charles A. Davis            20 Horseneck Lane             Director of Media General; Vice         none
                            Greenwich, Connecticut 06830  Chairman of Marsh & McLennan
                                                          Companies, Inc.; Chairman and Chief
                                                          Executive Officer of MMC Capital,Inc.
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C. Boyden Gray, Esq.        2445 M Street, N.W.           Director of Media General; Partner,     none
                            Washington, D.C. 20037        Wilmer, Cutler & Pickering LLP

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Marshall N. Morton          333 East Franklin Street      Vice Chairman of the Board and          none
                            Richmond, Virginia 23219      Chief Financial Officer of Media
                                                          General
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Thompson L. Rankin          101 E. Kennedy Boulevard      Director of Media General; retired      none
                            Suite 3460                    President and Chief Executive
                            Tampa, Florida 33602          Officer of Lykes Bros., Inc.
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Wyndham Robertson           520 Hooper Lane               Director of Media General; retired      none
                            Chapel Hill, North Carolina   Vice President for Communications
                            27514                         at the University of North Carolina
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Henry L. Valentine, II      One James Center              Director of Media General; Chairman     none
                            901 East Cary Street          of Davenport & Company LLC, a
                            Richmond, Virginia 23219      Richmond, Virginia, investment
                                                          banking firm
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Walter E. Williams          George Mason University       Director of Media General; Faculty      none
                            4400 University Drive         member at George Mason University,
                            Fairfax, Virginia             Fairfax, Virginia; author,
                            22030-4444                    columnist, radio and television
                                                          commentator
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    Other Officers of
    Media General(b)
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Stephen Y. Dickinson        333 East Franklin Street      Controller                              none
                            Richmond, Virginia 23219
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Neal F. Fondren             333 East Franklin Street      Vice President, President of            1320 shares(c)
                            Richmond, Virginia 23219      Interactive Media Division
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George L. Mahoney           333 East Franklin Street      General Counsel, Secretary              none
                            Richmond, Virginia 23219
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Lou Anne J. Nabhan          333 East Franklin Street      Vice President, Corporate               none
                            Richmond, Virginia 23219      Communications
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John A. Schauss             333 East Franklin Street      Treasurer                               none
                            Richmond, Virginia 23219
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H. Graham Woodlief, Jr.     333 East Franklin Street      Vice President, President of            none
                            Richmond, Virginia 23219      Publishing Division

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James A. Zimmerman          333 East Franklin Street      Vice President, President of            none
                            Richmond, Virginia 23219      Broadcast Division
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Other Control Persons(d)
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Jane Bryan Brockenbrough(e) c/o Bryan Brothers            President, Thistles                     none
                            1802 Bayberry Court           411 Libbie Avenue
                            Suite 301                     Richmond, Virginia 23226
                            Richmond, Virginia 23226
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Mario J. Gabelli(f)         One Corporate Center          Chairman, Chief Executive Officer      none
                            Rye, New York 10580           and Chief Investment Officer,
                                                          Gabelli Asset Management, Inc.
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
(a) Identified in Media General's Proxy Statement for the 2003 Annual Meeting of Stockholders ("Proxy Statement") as beneficially owning 461,468 shares, or 83%, of Media General's outstanding Class B Common Stock (the "Class B Common  Stock"). Mr. Bryan has
sole voting and dispositive power as to such shares unless otherwise noted below.  Media General's Articles of Incorporation provide for the holders of Media General's Class A Common Stock (the "Class A Common Stock") voting separately and as a class to elect 30%
of the Board of Directors of Media General (or the nearest whole number is such percentage is not a whole number) and for the holders of the Class B Common Stock to elect the balance.  The By-laws of Media General provide that in the election of each class of directors, those receiving the greatest number of votes of each class of stockholders entitled to vote for such directors shall be elected.  The shares of Class B Common Stock identified for Mr. Bryan above include 373,000 shares held by the D. Tennant Bryan
Media Trust ("Media Trust"), of which Mr. Bryan serves as sole trustee.  Mr Bryan and Media Trust constitute a group for certain purposes.

(b) Includes only executive officers reported in the Proxy Statement and the Annual Report of Media General, Inc. on Form 10-K for
the fiscal year ended December 29, 2002 ("2002 10-K").  Executive officers also serving as directors are listed only under the
"Directors of Media General" heading.

(c) Includes 500 shares held in a custodial account for Mr. Fondren's son with Mr. Fondren as custodian.  Mr. Fondren has the sole power to vote or direct the vote, and to dispose or to direct the disposition of, all of such shares, which were acquired in March
2002.

(d) Includes beneficial owners of more than 10% of the outstanding shares of any class of Media General's securities, as reported in the Proxy Statement and 2002 10-K.  Persons with such holdings who also serve as officers and directors are listed under the headings for officers and directors, and their "control" interests are described in the footnotes.

(e) Beneficially owns 55,580 shares, or 10%, of the Class B Common Stock.

(f) According to a Schedule 13D amended as of December 10, 2003, Mr. Gabelli beneficially owns 6,265,071 shares, or approximately
27.3%, of the outstanding Class A Common Stock.  The shares listed include shares held by Mr. Gabelli or entities under his direct or indirect control, including 4,086,071 shares held by GAMCO Investors, Inc. ("GAMCO") and 2,179,000 shares held by Gabelli Funds,
LLC ("Gabelli Funds").  In the aggregate, such shares are attributable to Mr. Gabelli and to Gabelli Group Capital Partners, Inc.
and Gabelli Asset Management, Inc., parent companies of GAMCO and Gabelli Funds.  Each of the entities above has the sole power to vote or direct the vote and the sole power to dispose or direct the disposition of the shares reported for it, except that (i)
GAMCO does not have the authority to vote 243,350 of the reported shares, (ii) Gabelli Funds has the sole dispositive and voting power with respect to the shares of Media General stock held by the funds for which it serves as an investment advisor so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in the Media General, in which case the Proxy Voting Committee of each such fund shall vote that fund's shares, and (iii) the Proxy Voting Committee of each such fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such fund under special circumstances such as those involving regulatory matters.  Another Gabelli-controlled entity holds 380 shares of Class B Common
Stock.
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